UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2026

ETHZilla Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2875 South Ocean Blvd, Suite 200 Palm Beach, FL	33480
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ETHZ	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Zippy Loan Purchase Agreement and Assignment

On January 30, 2026, ETHZilla Corporation (the “Company”, “we” and “us”) , through its newly formed wholly-owned subsidiary, ETHZilla Modular Mortgage LLC (“EMM”), entered into a Loan Purchase Agreement with Zippy Manufactured Home Credit Fund I L.P. (“Zippy” and the “Zippy Loan Purchase Agreement”). Pursuant to the Zippy Loan Purchase Agreement, on January 30, 2026 (the “Closing”), the Company acquired 95 manufactured home or modular homes loans (the “Loans”), together with the first-lien mortgages securing the Loans, for a total purchase price of $4,674,595 paid to Zippy, representing 104% of the outstanding principal balance of the Loans as of January 29, 2026. The Loans currently have a yield of approximately 10.36% per annum. The Loans will be serviced by Zippy Loans, LLC, an affiliate and wholly-owned subsidiary of Zippy.

To fund the Zippy Loan Purchase Agreement and acquisition of other assets, the Company sold 3,965.83 Ether (ETH) at an average price of $3,173.67 for gross proceeds of $12.58 million. As of the date of this Report the Company has 65,850 ETH remaining on its balance sheet.

The Zippy Loan Purchase Agreement includes customary representations and customary indemnification and confidentiality requirements of each of the parties.

As discussed in greater detail in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 10, 2025, on December 9, 2025, the Company acquired approximately 15% of the fully-diluted ownership of Zippy, Inc., a Delaware corporation, which is the parent company and sole owner of Zippy Manufactured Home Credit Fund.

* * * *

The foregoing description of the Zippy Loan Purchase Agreement is not complete and is subject to, and qualified in its entirety by reference to the Zippy Loan Purchase Agreement filed herewith as Exhibit 2.1, which is incorporated in this Item 1.01 by reference in its entirety.

The Company has determined that the acquisition of the Loans discussed above constitutes an acquisition of assets, rather than a business, for purposes of Item 2.01 of Form 8-K, and has accordingly determined that no financial statements or pro forma financial information are required to be filed under Item 9.01 of Form 8-K in connection with the transaction.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Loans were acquired on January 30, 2025, upon the Closing, as discussed in greater detail in Item 1.01, above, which information and disclosures are incorporated by reference into this Item 2.01 in their entirety by reference, to the extent required by Item 2.01 of Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on January 30, 2026, Eric Van Lent resigned as Chief Accounting Officer of the Company. Mr. Van Lent had entered into an agreement with the Company (f/k/a 180 Life Sciences Corp.) on January 30, 2025, through his firm, EVL Consulting, LLC, to serve as the Company’s Chief Accounting Officer (CAO). Under this agreement, EVL Consulting provided accounting and compliance services, with Mr. Van Lent acting in the CAO role. Following Mr. John Saunders being named Chief Financial Officer of the Company in November 2025, the Company determined it no longer required the services from EVL Consulting or Mr. Van Lent and therefore did not renew the contract.

Item 7.01 Regulation FD Disclosure.

The Company currently plans to tokenize the Loans into a cash flow generating manufactured home loan token and intends to make the token available on Liquidity.io later this month following the launch of its planned aircraft engine token.

On February 5, 2026, the Company issued a press release announcing the acquisition of the Loans discussed above in Item 1.01.

The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference. The information in this Item 7.01, including Exhibit 99.1  attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
2.1*£#	Loan Purchase Agreement dated as of January 30, 2026, between ETHZilla Modular Mortgage LLC and Zippy Manufactured Home Credit Fund I L.P.
99.1**	Press release dated February 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

**	Furnished herewith.

#	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K. A copy of any omitted schedule or Exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that ETHZilla Corporation may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or Exhibit so furnished.

£	Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[***]”) because the identified confidential portions (i) are not material and (ii) the Company customarily and actually treats that information as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2026

ETHZilla Corporation

By:	/s/ McAndrew Rudisill
	Name:	McAndrew Rudisill
	Title:	Chief Executive Officer

3